Exhibit 4.1

EASTERN INSURANCE HOLDINGS, INC.

2008 AGENCY STOCK PURCHASE PLAN

SUBSCRIPTION FORM

Use this form to subscribe to purchase shares of Eastern Insurance Holdings, Inc. common stock under the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan.

IF NOT TYPING, PLEASE PRINT CLEARLY USING A PEN

Agency Name:	Employer Identification Number (EIN):

Street Address:	Authorized Representative:

City:	Representative Phone Number:

State, ZIP Code:	Representative Fax Number:

Phone Number:	Representative E-Mail:

ACKNOWLEDGMENT AND SUBSCRIPTION AUTHORIZATION

I,                                          , hereby certify that I am the authorized representative of                                  (the “Agency”) for purposes of participation in the Eastern Insurance Holdings, Inc. 2008 Agency Stock Purchase Plan (“ASPP”), and I am authorized to subscribe to purchase shares of Eastern Insurance Holdings, Inc. (“EIHI”) common stock in the ASPP on behalf of the Agency.

I certify that I have read and understood the ASPP and its related notices, rules and procedures. Acting by and through me, the Agency agrees to be bound by the provisions of the ASPP, including, but not limited to, EIHI’s right of first refusal to repurchase any shares of EIHI common stock which the Agency later withdraws and EIHI’s right to terminate or amend the ASPP at any time without notice or shareholder approval. The Agency further agrees to hold EIHI harmless for any diminution in the value of shares of EIHI common stock purchased under the ASPP. The Agency understands and acknowledges that it is presently taxed on the discount on shares of EIHI common stock purchased under the ASPP.

I further acknowledge that subscribing to purchase EIHI shares in the ASPP does not create a contractual relationship of any kind between the Agency and EIHI other than for purposes of participation in the ASPP.

Authorized Agency Representative Signature: _______________________________________ Date:

Please select the appropriate options below.

Subscription Period

☐  January 20__        ☐  April 20__        ☐  July 20__         ☐   October 20__

Contribution Amount

☐  $10,000        ☐  $7,500        ☐  $5,000        ☐  $2,500        ☐  Other ___________

Carried-Forward Excess Contributions

☐  Use excess contributions for the current subscription period    ☐  Return excess contributions

Please note: Your participant account balance is used to purchase as many whole shares of EIHI common stock as permitted under the ASPP. Any excess cash balance will be carried forward to the next Subscription Period. You must elect during the next Subscription Period to use any carried forward excess contributions to purchase stock. If you fail to make an election, any carried forward excess contributions from the previous Subscription Period will be returned to you as soon as is administratively feasible.

Please return or fax the completed Subscription Form by the 1st day of the Subscription Period selected above to:

EIHI Representative:	Mark Juba
Fax Number:	(717) 481-2702
E-mail:	mjuba@eains.com
Address:	Eastern Insurance Holdings, Inc.
Attn: Mark Juba
25 Race Avenue
Lancaster, PA 17603-3179